EXHIBIT 4

                  BEVERLY NATIONAL CORPORATION

                      1998 Directors' Plan

     1.   Purpose.

           1.1   The  purpose of the Beverly National Corporation

1998  Directors' Plan (hereinafter referred to as the "Plan")  is to  provide incentives to present and future directors of Beverly

National   Corporation,   a   Massachusetts   corporation   (this

"Corporation") and any of its present and future subsidiaries  at

least   fifty   percent   (50%)   owned   by   this   Corporation

("Subsidiaries") (such directors being hereinafter referred to as

"Optionees"  and each of them individually as an "Optionee"),  in

order  that  they  may  provide  exceptional  services  to   this

Corporation  and  its Subsidiaries, and to offer  inducements  to

Optionees  to accept and continue service on its or their  boards of  directors,  as applicable, by offering Optionees  options  to purchase shares of this Corporation's common stock.

     2.   Administration of Plan.

           2.1   The  Plan shall be administered by the Board  of

Directors  of  this Corporation (the "Board of Directors")  which shall: (1) determine which Optionees shall be granted options  to purchase  shares  of this Corporation's Common Stock  ($2.50  par value)  ("Stock")  pursuant  to the  Plan  (which  options  shall hereinafter be referred to as "Options," or in the singular as an

"Option"); (2) determine the time or times when Options shall  be granted  and the number of shares of Stock to be subject to  each

Option;  (3)  determine the option price at which the  shares  of

Stock  subject  to each Option may be purchased pursuant  to  the

Plan  and  the  forms of the instruments evidencing  any  Options granted  under  the Plan or any other instrument to  be  used  in connection  with the Plan; (4) adopt, amend and rescind,  in  its discretion, rules and regulations for the administration  of  the

Plan;  (5) interpret the Plan and decide all questions and settle all controversies and disputes which may arise in connection with the  Plan,  which decisions and interpretations shall be  binding upon  all persons; and (6) exercise such other powers as  may  be necessary or desirable to implement the provisions of this Plan.

          2.2  The grant of an Option to an Optionee shall not be

affected  or invalidated by reason of the fact that such director voted to approve the grant of such Option.

           2.3   No  member  of the Board of Directors  shall  be

liable  for any action taken or determination made in good  faith and  in  a manner reasonably believed to be in the best interests of  this  Corporation  with respect to the  Plan  or  any  Option granted  pursuant thereto.  The Board of Directors may  indemnify any person against expenses reasonably incurred or the amount  of any damages, fine, or settlement assessed against or agreed to by such person, in connection with any action, suit or proceeding in which  such person may be involved in connection with any  Option or  this Plan to the same extent that the Board of Directors  may indemnify such person under the By-laws of this Corporation.

     3.   Authority to Grant Options.

           3.1  Subject to the terms and conditions of this Plan,

the  Board  of  Directors may from time to  time  grant  to  such

Optionees  as  it  may  determine Options  upon  such  terms  and conditions  as  it  may deem appropriate, subject  to  applicable provisions  of this Plan.  The Board of Directors may  rely  upon the  advice of a Compensation Committee or such other  person  or persons as they determine appropriate in making determinations to award Options hereunder.

           3.2  The Board of Directors may authorize the grant of

Options  to Optionees by action taken with or without a  meeting.

The  effective  date  of the grant of an Option  pursuant  hereto shall  be  the  date specified by the Board of Directors  in  the

Stock Option Agreement, as hereinafter defined.

          3.3  The number of shares of Stock subject to an Option

shall  in  each  case  be determined by the Board  of  Directors,

subject to the applicable provisions of this Plan.  More than one

Option may be granted to the same Optionee.

            3.4   Nothing  contained  in  this  Plan  or  in  any

resolution  adopted by the Board of Directors or the shareholders of  this  Corporation shall constitute the  grant  of  an  Option hereunder, and no Optionee shall be entitled to the grant  of  an

Option  unless  action granting an Option to such Optionee  shall have  been  taken  by  the  Board of  Directors  and  unless  the recipient of an Option shall have executed an agreement  in  form and  substance satisfactory to the Board of Directors  containing terms,  restrictions and conditions imposed upon the exercise  of the Option and the transfer of any Stock pursuant thereto ("Stock

Option Agreement").

     4.   Stock Subject to the Plan

           4.1  Stock to be issued upon the exercise of an Option

shall  be  made  available, in the discretion  of  the  Board  of

Directors, from authorized but unissued shares of Stock  or  from shares of Stock held in the treasury of this Corporation, however acquired.

           4.2  The aggregate number of shares of Stock for which

Options  may  be granted under the Plan shall be 30,000.   If  an

Option shall expire, terminate, or be canceled or surrendered  in whole  or  in part prior to the exercise thereof, the  number  of shares of Stock subject to the unexercised portion of such Option

shall  be  subject  to  other  Options  granted  theretofore   or

thereafter pursuant to the Plan.

          4.3  Appropriate adjustments in the number of shares of

Stock  subject to Options previously issued hereunder and in  the number  of  shares of Stock for which Options have not  yet  been granted  under this Plan shall be made by the Board of  Directors if  at  any  time  after the effective date  of  this  Plan  this

Corporation  shall increase or decrease the number of outstanding shares  of  Stock,  whether  by stock split,  combination,  stock

dividend   or   reclassification,   or   merger,   consolidation,

recapitalization, or reorganization.

           4.4  No provision of this Plan, nor any Option granted

pursuant  hereto  or  Stock  Option  Agreement  entered  into  in connection therewith shall confer upon any Optionee or any  other person  any  preemptive  right  to  acquire  any  stock  of  this

Corporation.

     5.   Eligibility.

           5.1  The Board of Directors may grant Options pursuant

hereto  to such Optionees as it may designate from time  to  time pursuant to Section 3.1 hereof.

           5.2   If  an  Optionee or former Optionee eligible  to

exercise  an Option granted pursuant to this Plan dies  prior  to such  exercise,  such  Option  may be  exercised  to  the  extent permitted herein by his estate or a person who acquires the right to exercise such Option by bequest or inheritance.

           5.3   No Option granted pursuant to this Plan  may  be

transferred by the holder thereof other than by will or the  laws of  descent and distribution of the state in which such holder is domiciled at the time of his death.

     6.   Terms of Options.

           6.1   The  price  at  which shares  of  Stock  may  be

purchased  pursuant to an Option shall be that price  established by the Board of Directors on the date of the grant of such Option

(as determined pursuant to Section 3.2 hereof).

           6.2  Each Option granted under this Plan shall expire,

and  may  not  be exercised to any extent, upon the  earliest  to occur of the following:

                (a)  Each Option shall expire ten years after the

date  of  grant of such Option (as determined pursuant to Section

3.2 hereof), or on such date prior thereto as may be fixed by the

Board of Directors.

               (b)  Each Option shall expire not later than three

months  after  termination of the Optionee's  service  with  this

Corporation  or  any of its Subsidiaries (with or without  cause,

voluntary   or  involuntary)  for  reasons  other   than   death,

retirement or total and permanent disability, during which three-

month period the Option may be exercised only to the extent  that it  was  exercisable upon termination.  If the Optionee's service with  this Corporation or any of its Subsidiaries terminates  for reasons  of  death, retirement or total and permanent disability,

then the Option shall expire 12 months after such termination  of service,  and  during  that 12-month period  the  Option  may  be exercised only to the extent it was exercisable upon termination.

If  an  Optionee whose service terminates for reasons other  than death,  retirement  or  disability dies  during  the  three-month period described above, such Optionee's Options shall expire  one year  from the date of termination of service, during which  time they  may be exercised to the extent exercisable on the  date  of termination.

     7.   Exercise of Options.

          7.1  Each Option granted hereunder shall be exercisable

in  such installment or installments as may be determined by  the

Board  of  Directors.   The  right to purchase  shares  shall  be

cumulative  so  that when the right to purchase  any  shares  has accrued such shares or any part thereof may be purchased  at  any time  thereafter  until  the expiration  or  termination  of  the

Option.

           7.2   A  person  entitled to exercise an  Option  may,

subject to the terms and conditions of the Stock Option Agreement executed in connection therewith, exercise such Option from  time to  time by delivery to this Corporation at its principal  office of written notice of his or her intention to exercise such Option setting  forth  the number of shares with respect  to  which  the

Option is to be exercised and accompanied by (1) payment in  full of  the purchase price of the shares to be purchased, (2) payment in  full  of all local, state or federal taxes due on account  of the  exercise  of such Option, and (3) such other  documents  and materials as may be required by this Corporation under the  terms

of  this  Plan,  the Stock Option Agreement,  or  otherwise.   As

promptly  as  practicable  thereafter,  this  Corporation   shall

deliver  to the purchaser certificates for the number  of  shares purchased.

           7.3  The date of actual receipt by this Corporation of

notice  of  intention to exercise an Option shall be  deemed  the date  of  exercise of the Option with respect to the shares  then

purchased.   Delivery  of  shares  purchased  shall   be   deemed

effective  when  a  stock  transfer agent  shall  have  deposited certificates therefor with the United States mail for delivery to the  purchaser at the address specified in the notice of exercise provided to this Corporation.

           7.4   During the life of a holder of an Option  issued

pursuant to this Plan, such Option may be exercised only  by  the

holder,    or,    if   legally   incapacitated,   his    personal

representative.

           7.5  No person, estate or other entity shall have  any

of  the  rights of a shareholder of this Corporation with respect

to   shares   subject  to  an  Option  until  a  certificate   or

certificates  for such shares shall have been delivered  by  this

Corporation to such person or entity.  Upon delivery  of  such  a certificate to the purchaser thereof for the number of shares  of

Stock purchased, the owner thereof shall have all the rights of a shareholder of such shares of Stock, including the right to  vote the  same and receive dividends thereon, subject, however, to the terms, conditions and restrictions contained in this Plan and  in the Stock Option Agreement executed in connection with the Option exercised with respect to such shares.

     8.   Miscellaneous.

           8.1   The  grant of an Option pursuant  hereto  to  an

employee  of this Corporation or any Subsidiary shall not  confer upon such Optionee a right to continued employment, nor shall  it limit  the  right  of  this  Corporation  or  any  Subsidiary  to terminate the employment of any such Optionee.

           8.2   The  Board  of Directors may  modify,  amend  or

terminate this Plan or any provision thereof at any time and from time  to  time.  No amendment to this Plan shall alter or  impair any Option previously granted pursuant hereto without the consent of the holder thereof.

           8.3  The effective date of this Plan shall be the date

of  adoption by the Board of Directors.  No Option may be granted pursuant  hereto subsequent to the date which is ten years  after the  date  on  which the Plan shall be adopted by  the  Board  of

Directors.

            8.4   This  Plan,  and  all  rights  and  obligations

hereunder,  including  matters  of  construction,  validity   and

performance, shall be governed by the laws of the Commonwealth of

Massachusetts.

           8.5   Notice to this Corporation pursuant to  Sections

7.2  or  8.5  hereof or for any other purpose  may  be  given  by delivery  in  hand  or  first class mail,  postage  prepaid,  and addressed as follows:



                       Beverly National Corporation
                       240 Cabot Street
                       Beverly, Massachusetts 01915
                       Attention:  President

           Notice  to  an  Optionee to whom an  Option  shall  be

granted hereunder may be given by delivery in hand or first class mail, postage prepaid, to the address listed by such Optionee  in the Stock Option Agreement executed by such Optionee.